UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 24, 2008

International Absorbents Inc.

(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada	1-31642	98-0487410
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(604) 681-6181

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 24, 2008, the Board of Directors (the “Board”) of International Absorbents Inc. (the “Company”) adopted and approved a form of Indemnification Agreement, the form of which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference (the “Indemnification Agreement”). The Company intends to enter into an Indemnification Agreement with each of the executive officers and directors of the Company and its subsidiaries pursuant to which the Company shall indemnify and save harmless the indemnified party to the fullest extent permitted by applicable law in connection with his or her service as an executive officer and/or director of the Company and advance expenses incurred by such indemnified party in connection therewith.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 – Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date: April 25, 2008	/s/ Gordon Ellis

Gordon L. Ellis

Chairman of the Board of Directors,
President and Chief Executive Officer